Action Performance Reports First Quarter 2005 Results;

Announces New Distribution Model

PHOENIX—(BUSINESS WIRE) February 8 , 2005— Action Performance Companies, Inc. (NYSE:ATN - News), the leader in the design, marketing, promotion, and distribution of licensed motorsports merchandise, today announced financial results for the fiscal first quarter ended December 31, 2004. For the quarter, the company reported revenues of $76.1 million compared with $71.2 million in the prior year, an increase of 6.8%. Revenue growth in the quarter reflected improvements in trackside retail sales resulting from an additional race, as well as improved consumer demand at the racetracks. Apparel sales to wholesale and mass merchants also contributed to the growth in revenues.

The Company reported a net loss of $3.5 million, or $0.19 per share, compared with a net loss of $1.7 million, or $0.09 in first quarter of 2004. Included in the net loss for the first quarter of 2005 is an after-tax charge of $1.5 million for an allowance for uncollectible distributor receivables, an after-tax loss of $1.3 million from the Jeff Hamilton subsidiary and an after-tax charge of $0.3 million in severance expense. The net loss in the comparable period included after-tax charges of $1.0 million.

After a thorough review of Action’s business that was initiated in the fiscal fourth quarter of 2004, the Company concluded that it is necessary to restructure its channels of distribution for its domestic wholesale die-cast business. To that end, the Company intends to change from a network of distributors that it currently uses and distribute directly to retail dealers utilizing one or two fulfillment partners. While the process will take 8-12 months to fully complete, we believe it will afford the Company greater margin opportunities and visibility into its business.

Fred Wagenhals, Chief Executive Officer stated, “We are committed to restoring improved profitability at Action Performance. Streamlining our distribution is critical to executing successfully on the Company’s turnaround plans. The sale of our products direct to retail should enable Action to produce a more focused product line, increase our distribution and better control inventory and costs resulting in improved profitability and return on investment. ”

About Action Performance

Action Performance Companies Inc. (NYSE:ATN — News) is the leader in the design, promotion, marketing and distribution of licensed motorsports merchandise. The Company’s products include a broad range of motorsports-related die-cast replica collectibles, apparel, souvenirs and other memorabilia. Action Performance markets and distributes products through a variety of channels including the Action Racing Collectables network of wholesale distributors, the Racing Collectables Club of America, QVC, goracing.com, trackside at racing events, direct corporate promotions, mass retail, department stores, and specialty dealers. Additional information about Action Performance can be found at http://www.action-performance.com/.

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This press release contains forward-looking statements regarding expectations for revenues, net income, operational plans, and guidance for future periods. The Company’s actual results could differ materially from those set forth in these forward-looking statements. Factors that might cause such differences include, among others, the ability of the Company to successfully execute its business plan, competitive pressures, acceptance of the Company’s products and services in the marketplace, the success of new marketing programs, the Company’s ability to successfully execute its agreements with other parties, general economic conditions, and other risks discussed in the Company’s Form 10-K, dated September 30, 2004, on file with the U.S. Securities and Exchange Commission.

CONTACT:	Action Performance, Inc. David Riddiford Chief Financial Officer 602/337-3999

or

Integrated Corporate Relations, Inc. Hayley Kissel 203/682-8223

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Balance Sheets
December 31, 2004 and September 30, 2004
(in thousands)

	December 31,	September 30,
	2004	2004
ASSETS
Current Assets:
Cash and cash equivalents	$12,795	$12,580
Accounts receivable, net	43,738	51,769
Inventories	53,407	56,947
Prepaid royalties	3,678	2,834
Taxes receivable	3,174	2,126
Deferred income taxes	8,784	8,766
Prepaid expenses and other	4,443	5,920

Total Current Assets	130,019	140,942

Long-Term Assets:
Property and equipment, net	67,571	64,878
Goodwill	90,536	88,653
Licenses and other intangibles, net	59,213	56,614
Other	3,229	3,196

Total Long-Term Assets	220,549	213,341

	$350,568	$354,283

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$27,091	$28,778
Accrued royalties	9,081	10,702
Accrued expenses	7,485	8,757
Taxes payable	2,612	1,742
Current portion of long-term debt	4,041	4,009

Total Current Liabilities	50,310	53,988

Long-Term Liabilities:
Long-term debt	10,934	11,882
Deferred income taxes and other	27,015	25,277

Total Long-Term Liabilities	37,949	37,159

Commitments and Contingencies
Minority Interests	2,349	2,509
Shareholders’ Equity	259,960	260,627

	$350,568	$354,283

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
Three Months Ended December 31, 2004 and 2003
(in thousands, except per share data)

	Three Months Ended
	2004	2003
Net sales	$76,054	$71,207
Cost of sales	59,602	54,251

Gross profit	16,452	16,956

Operating expenses:
Selling, general, and administrative	22,901	19,906
Amortization of licenses and other intangibles	878	941

Total operating expenses	23,779	20,847

Loss from operations	(7,327)	(3,891)
Interest expense	(301)	(431)
Foreign exchange gains	1,652	829
Earnings from joint venture	293	564
Other income	143	621
Other expense	(260)	(433)

Loss before income taxes	(5,800)	(2,741)
Income taxes	(2,262)	(1,036)

Net loss	(3,538)	(1,705)
Other comprehensive income	2,418	1,405

Comprehensive loss	$(1,120)	$(300)

Loss Per Common Share:
Basic	$(0.19)	$(0.09)
Diluted	$(0.19)	$(0.09)
Weighted Average Shares Outstanding:
Basic	18,408	18,281
Diluted	18,408	18,281

Certain prior period amounts have been reclassified to conform to the current year presentation.

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
Three Months Ended December 31, 2004 and 2003
(in thousands)

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,538)	$(1,705)
Adjustments to reconcile net loss to cash provided by operations-
Depreciation and amortization	7,690	7,566
Provision for doubtful accounts	2,821	204
Other	195	(57)
Changes in assets and liabilities, net of businesses acquired and disposed-
Accounts receivable	5,427	16,007
Accounts payable and accrued expenses	(4,534)	(3,835)
Taxes payable and receivable, net	(405)	(4,264)
Inventories	3,910	(8,081)
Prepaid royalties and accrued royalties	(2,528)	(6,841)
Other	254	(2,723)

Net cash provided by (used in) operating activities	9,292	(3,729)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net	(7,114)	(7,703)
Acquisition of businesses and intangibles, net of costs	(430)	(251)
Other	-	(47)

Net cash used in investing activities	(7,544)	(8,001)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt repayments	(1,340)	(320)
Dividends paid - common shareholders	(919)	(915)
Dividends paid - minority interest shareholders	(420)	(1,003)
Stock option and other exercise proceeds	712	100

Net cash used in financing activities	(1,967)	(2,138)

Effect of exchange rates on cash and cash equivalents	434	157

Net change in cash and cash equivalents	215	(13,711)
Cash and cash equivalents, beginning of period	12,580	49,462

Cash and cash equivalents, end of period	$12,795	$35,751

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Schedule of Net Sales by Channel
Three Months Ended December 31, 2004 and 2003
(in thousands)

	Three Months Ended
	2004	2003
Domestic Die-cast:
Wholesale distribution and promotion	$12,308	$11,831
Wholesale to mass-merchant retailers	17,538	17,836
Retail through collector’s catalog club	3,771	3,904
Foreign die-cast - wholesale distribution and promotion	10,333	9,437

Total die-cast	43,950	43,008

Domestic Apparel and Memorabilia:
Wholesale distribution and promotion	13,669	13,253
Wholesale to mass-merchant retailers	9,022	8,290

Total apparel and memorabilia	22,691	21,543

Retail at Trackside	8,619	6,096
Royalties and Other	794	560

Net Sales	$76,054	$71,207

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